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[LOGO OF CENTRAL GARDEN & PET]

                                                                Corporate Office
                                                3697 Mt. Diablo Blvd., Suite 310
                                                             Lafayette, CA 94549
                                                                   925) 283-4573
                                                              Fax (925) 283-4984

FOR IMMEDIATE RELEASE
                                     Contacts:   Gregory Reams
                                                 Central Garden & Pet
                                                 (925) 283-4573

                                                 Paul Verbinnen/Debbie Miller
                                                 Sard Verbinnen & Co.
                                                 (212) 687-8080


            CENTAL GARDEN & PET INCREASES SHARE REPURCHASE PROGRAM
                       _________________________________

        LAFAYETTE, CALIFORNIA, DECEMBER 18, 1998 - Central Garden & Pet Company (NASDAQ:CENT), the nation's leading distributor of lawn and garden and pet supplies, announced today that the Company's Board of Directors has authorized an increase of $30 million in the Company's share repurchase program, bringing the existing program from $25 million to $55 million. The Company has approximately 31 million shares outstanding.

        Purchases would be made through brokers and dealers in the public market or privately negotiated transactions with nonaffiliated stockholders.

        Central Garden & Pet Company is the leading national distributor of lawn and garden and pet supply products. Central offers customers a wide array of value-added services designed to increase the sales and profitability of both manufacturers and retailers, including inventory management, advertising and promotional programs, in-store service and display building and sales program development. Central also offers lines of proprietary branded products which include Pennington/R/, Kaytee/R/, TFH/R/, Zodiac/R/, and Four Paws/R/ pet products, Island/R/ aquariums, Matthews/R/ redwood products and Grant's/R/ ant control products.

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.

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